SCHEDULE 14A

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THE GOLDFIELD CORPORATION
(Name of Registrant as Specified In Its Charter)

eRaider.com Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Institutional Shareholder Services Supports
eRaider's Campaign at Goldfield Corp. (Amex:
GV)
For the first time, leading proxy advisor backs
Internet-organized dissidents over management
New York, June 12   Institutional Shareholder Services, the leading
provider of proxy voting and corporate governance services, has supported dissident shareholder eRaider in its proxy fight at Goldfield Corporation (Amex: GV). It is the first time that ISS has backed Internet-organized activists over management. ISS endorsed eRaider's recommendation to preserve cumulative voting, opposed management's resolution for a meeting adjournment if cumulative voting is not overturned, and declared itself neutral on the election of directors.
"ISS agrees with our diagnosis and our prescription. They are recommending that we give the company two-thirds of the dosage to begin," eRaider CEO and Shareholder Value Slate candidate Aaron Brown says. Brown notes ISS called eRaider's board of directors watchdog role unnecessary "at this time," suggesting it might be needed later. "We think the ISS recommendations make it more likely we can save cumulative voting, hold a simple and fair election for the board, and get an independent outside expert director."
eRaider's Shareholder Value Slate hopes to become the first web-based group to elect directors when Goldfield counts the votes on Tuesday, June
19 in Melbourne, Florida. eRaider organizes shareholders of Goldfield and its other target companies at its www.eRaider.com website to improve equity value through shareholder activism.
ISS supported cumulative voting "as an important tool in the protection of shareholders' rights" and recommends voting AGAINST management's proposal to eliminate it. ISS also opposed management's proposal to adjourn the meeting if it does not have enough votes to overturn cumulative voting. "Once the votes have been cast, there is no justification for spending more money to continue pressing shareholders for more votes," ISS stated. On election of directors, ISS took a neutral stance, recommending an independent outside director with mining or electrical construction experience, the same position eRaider took in discussions with management that proved fruitless and led to the proxy contest.
ISS provides voting recommendations to 700 institutional investors. "If Goldfield hopes to attract institutional investment, it needs to respect the ISS recommendations. ISS is the only neutral arbiter in these proxy contests and an expert on corporate governance issues such as cumulative voting," Brown notes.
"Institutional investors in general, and ISS in particular, have been extremely supportive of eRaider's efforts to get ordinary shareholders to exercise their rights in corporate elections. However, they have been understandably slow to back Internet-organized coalitions over existing management, without evidence of deep problems," Brown observes. "I believe this is the first dissident proxy organized entirely on the Internet to gain ISS support."
The proxy fight and increased scrutiny from shareholders and ISS has already brought benefits, Brown contends, noting Goldfield shares closed at a seven month high Tuesday. "Goldfield adopted many of our proposed changes in order to gain support from stock owners and win a neutral verdict from ISS on one item. Goldfield chairman and CEO John Sottile indicated he would resign from the nominating committee of the board, thus opening up the board to independent nominees. Further he said he would have no objection to the board redeeming his preferred stock, which gives him controlling voting rights in some circumstances, despite representing only about 1.5 percent of the company's capital. He finally answered questions about a missing $583,000 that shareholders have been asking for ten months. Outside members of the board increased their holdings of Goldfield stock from a low of $375 among all members to $65,000 and officers of the Company bought another $425,000. Sottile outlined a long-term strategy that impressed ISS, a strategy that had never before been communicated to shareholders. Even if we lose on every agenda item, we have won much of what we set out to accomplish."
The ISS report contained glowing reports of Goldfield's prospects and presented convincing evidence that it is undervalued. Brown says "When I put on my finance professor hat, the main significance is that institutional investors will support dissidents even when a company is well-run and has a promising future. Most successful dissident campaigns involve management that is incompetent or dishonest, or deep business problems.
In these cases the only course is to sell or break up the company, and even that will only offset a small portion of shareholder losses. eRaider targets successful but undervalued companies in which improved shareholder oversight will generate large profits, not reduced losses. This may be the first time dissidents can win institutional support for changes at a company that is a sound investment. And Goldfield will remain a good investment no matter who wins the proxy contest."
History of the eRaid
eRaider's companion fund began buying shares of Goldfield on March 10, 2000. On November 17, Goldfield was named as target company on the eRaider.com website. eRaider CEO Aaron Brown then went to Melbourne, Florida, to meet Goldfield chairman and CEO John Sottile.
Two days of talks and tours were friendly but did not reassure Brown about the adequacy of Goldfields board of directors' oversight.
Subsequent contacts personally and through intermediaries failed to reach an agreement on substantives issues, most notably adding at least one significant independent shareholder to the board of directors.
Proxies
eRaider is soliciting proxies for Goldfield's annual meeting on June 19, 2001. eRaider strongly advises all shareholders to read the proxy statement at http://www.eraider.com/article.cfm?topicID=50&catID=158&articleID=6
47 or by emailing info@eRaider.com, or a free copy is available from:
Privateer Asset Management
PO Box 20170
Park West Station
New York, NY 10025
About eRaider.com Inc.
eRaider was founded in March 1999 by business school professors Aaron
Brown and Martin Stoller. It united a public mutual fund, Allied Owners
Action Fund (now operating only as a private fund), with a set of Internet message boards devoted to organizing shareholders of the companies the Fund bought. The Fund buys 5 percent stakes in undervalued public companies, then announces those target companies at the eRaider.com site. Discussions among eRaider's expert moderators (business school professors and experienced takeover professionals) and target company shareholders lead to actions to improve shareholder value.
Goldfield is eRaider's fifth announced target company and the first to result in a full-fledged proxy fight. In four previous eRaids, eRaider won a place at the restructuring table (Employee Solutions, NASDAQ: ESOL), engaged in a constructive dialogue with management (Comshare,
NASDAQ: CSRE), has failed so far (Jameson Inns, NASDAQ: JAMS) and detoxified a company's capital structure on the most favorable terms ever (Transmedia Asia Pacific, NASDAQ: MBTA). One eRaider target put itself up for sale immediately after eRaider announced an interest, another was taken over before eRaider had a chance to announce.
Comshare may be the object of a takeover attempt in that another company has bought 5 percent of its stock and filed a 13-D, but that is not conclusive evidence.
About Goldfield Corp.
Goldfield Corporation was founded in 1906 by George Wingfield and US
Senator George Nixon as Goldfield Consolidated Mines, a Wyoming gold mining company. Both men became multimillionaires as a result of this mine. Bernard Baruch and Herbert Hoover were later involved in it.
Wingfield was known as the "owner and operator of Nevada" because he owned every bank in the state and was boss of both the Republican and Democratic state parties. In 1921 Goldfield became one of the founding members of the American Stock Exchange. Today it has two main businesses: St. Cloud Mining is the largest producer of natural zeolites in North American (zeolites are minerals useful for filtration, toxic chemical clean-up, soil reclamation, fertilizer and animal feed additives among other things); and Southeast Power, specializing in electric transmission and fiber optic cable line construction.
Availabilities
Shareholder Value Slate candidates Aaron Brown and Deborah Pastor are available for interviews print and electronic print media by phone, email, and on location in their New York offices or conveniently located studios.
They will also be available in Melbourne, Florida, before and after the Goldfield meeting on Tuesday, June 19. Details to be arranged.
Contact
Deborah Pastor, Portfolio Manager, Allied Owners Action Fund, (646)
505-0215, Deborah.Pastor@PrivateerAM.com

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXX
Institutional Shareholder Services Supports
eRaider's Campaign at Goldfield Corp. (Amex: GV)
New York, June 11   Institutional Shareholder Services, the leading
provider of proxy voting and corporate governance services, supported eRaider's(eRaider.com Inc.) dissident recommendations over management's on two out of the three agenda items. On the third item ISS took a neutral stance, recommending an independent outside director with mining or electrical construction experience (eRaider's original proposal) over eRaider's and management's nominees. However, ISS remarked that eRaider's watchdog role was unnecessary "at this time" leaving open the possibility that it might be needed later. eRaider organizes shareholders of its target companies at its www.eRaider.com website.
Aaron Brown, CEO of eRaider, said "ISS is the only neutral arbiter in these proxy contests, so its views carry great weight. 700 institutional investors follow the recommendations and many individual investors do as well. We think this result will make it more likely we can save cumulative voting, hold a simple and fair election for the board and get an independent outside expert director." He went on to note that Goldfield needs to attract institutional investment, which will only come if the Company respects ISS conclusions.
"Goldfield adopted many of our proposed changes in order to win the neutral verdict on one item," Brown stated. "John Sottile indicated he would resign from the nominating committee of the board, thus opening up the board to independent nominees. Further he said he would have no objection to the board redeeming his preferred stock, which gives him controlling voting rights in some circumstances, despite representing only about 1.5 percent of the shares outstanding. He finally answered questions about a missing $583,000 that shareholders have been asking for ten months. Outside members of the board increased their holdings of Goldfield stock from a low of $375 among all members to $65,000 and officers of the Company bought another $425,000. Sottile outlined a long-term strategy that impressed ISS, but had never before been communicated to shareholders. Even if we lose on every agenda item, we have won most of what we set out to accomplish."
Brown continued, "Institutional investors in general, and ISS in particular, have been extremely supportive of eRaider's efforts to get ordinary shareholders to exercise their rights in corporate elections. However, they have been understandably slow to back Internet-organized coalitions over existing management, especially without evidence of deep problems. I believe this is the first dissident proxy organized entirely on the Internet to gain ISS support."
The ISS report contained glowing reports of Goldfield's prospects and presented convincing evidence that it is undervalued. Brown said "when I put on my finance professor hat, the main significance is that institutional investors will support dissidents even when a company is well-run with a promising future. Most successful dissident campaigns involve management that is incompetent or dishonest, or deep business problems.
In these cases the only course is to sell or break up the company, and even that will only offset a small portion of shareholder losses. eRaider targets successful but undervalued companies in which improved shareholder oversight will generate large profits, not reduced losses. This may be the first time dissidents can win large scale support in a stock that is a good investment whoever wins."
History of the eRaid
eRaider's companion fund began buying shares of Goldfield on March 10, 2000. On November 17, Goldfield was named as target company on the eRaider.com website. eRaider CEO Aaron Brown then went to Melbourne, Florida, to meet Goldfield chairman and CEO John Sottile.
Two days of talks and tours were friendly but did not reassure Brown about the adequacy of Goldfields board of directors' oversight.
Subsequent contacts personally and through intermediaries failed to reach an agreement on substantives issues, most notably adding at least one significant independent shareholder to the board of directors.
Proxies
eRaider is soliciting proxies for Goldfield's annual meeting on June 19, 2001. eRaider strongly advises all shareholders to read the proxy statement at http://www.eraider.com/article.cfm?topicID=50&catID=158&articleID=6
47 or by emailing info@eRaider.com, or a free copy is available from:
Privateer Asset Management
PO Box 20170
Park West Station
New York, NY 10025
About eRaider.com Inc.
eRaider was founded in March 1999 by business school professors Aaron
Brown and Martin Stoller. It united a public mutual fund, Allied Owners
Action Fund (now operating only as a private fund), with a set of Internet message boards devoted to organizing shareholders of the companies the Fund bought. The Fund buys 5 percent stakes in undervalued public companies, then announces those target companies at the eRaider.com site. Discussions among eRaider's expert moderators (business school professors and experienced takeover professionals) and target company shareholders lead to actions to improve shareholder value.
Goldfield is eRaider's fifth announced target company and the first to result in a full-fledged proxy fight. In four previous eRaids, eRaider won a place at the restructuring table (Employee Solutions, NASDAQ: ESOL), engaged in a constructive dialogue with management (Comshare,
NASDAQ: CSRE), has failed so far (Jameson Inns, NASDAQ: JAMS) and detoxified a company's capital structure on the most favorable terms ever (Transmedia Asia Pacific, NASDAQ: MBTA). One eRaider target put itself up for sale immediately after eRaider announced an interest, another was taken over before eRaider had a chance to announce.
Comshare may be the object of a takeover attempt in that another company has bought 5 percent of its stock and filed a 13-D, but that is not conclusive evidence.
About Goldfield Corp.
Goldfield Corporation was founded in 1906 by George Wingfield and US
Senator George Nixon as Goldfield Consolidated Mines, a Wyoming gold mining company. Both men became multimillionaires as a result of this mine. Bernard Baruch and Herbert Hoover were later involved in it.
Wingfield was known as the "owner and operator of Nevada" because he owned every bank in the state and was boss of both the Republican and Democratic state parties. In 1921 Goldfield became one of the founding members of the American Stock Exchange. Today it has two main businesses: St. Cloud Mining is the largest producer of natural zeolites in North American (zeolites are minerals useful for filtration, toxic chemical clean-up, soil reclamation, fertilizer and animal feed additives among other things); and Southeast Power, specializing in electric transmission and fiber optic cable line construction.
Availabilities
Shareholder Value Slate candidates Aaron Brown and Deborah Pastor are available for interviews print and electronic print media by phone, email, and on location in their New York offices or conveniently located studios.
They will also be available in Melbourne, Florida, before and after the Goldfield meeting on Tuesday, June 19. Details to be arranged.
Contact
Deborah Pastor, Portfolio Manager, Allied Owners Action Fund, (646)
505-0215, Deborah.Pastor@PrivateerAM.com